Exhibit 3.45

CERTIFICATE OF INCORPORATION

OF

ALL SOLUTIONS ACQUISITION INC.

1. The name of the corporation is All Solutions Acquisition Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent as such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authorit6y to issue is One Thousand (1,000) shares of common stock, with a par value of $1.00 per share, amounting in the aggregate to One Thousand Dollars ($1,000.00).

5. The name and mailing address of each incorporator is as follows:

NAME	ADDRESS
M.A. Brozoska	Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

K.A. Widdoes	Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

L.J. Vitalo	Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of the stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of

Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws.

9. The corporation reserves the right to alter, amend, changed or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

WE, THE UNDERSIGNED, being each of the incorporators hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein state are true, and accordingly have hereunto set our hands this 15th day of September, 1995.

/S/ M.A. Brozoska
M.A. Brozoska

/S/ K.A.Widdoes
K.A. Widdoes

/S/ L.J. Vitalo
L.J. Vitalo

CERTIFICATE OF CORRECTION FILED TO CORRECT

A CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT of Certificate

of Incorporation of All Solutions Acquisition Inc. (Formerly) SunGard Australia Acquisition Inc.

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON October 18, 1995

SunGard Australia Acquisition Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1. The name of the corporation is:	SunGard Australia Acquisition Inc.

2. That a Certificate of:	Amendment of Certificate of Incorporation
(Title of Certificate Being Corrected)

was filed by the Secretary of State of Delaware on: October 18, 1995

and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate to be corrected Is as follows: that the name change from All Solutions Acquisition Inc. to SunGard Australia Acquisition Inc. was stated incorrectly (Make a general statement as to the inaccuracy or defect)

4. Article One of the Certificate Is corrected to read as follows:

“The name of the corporation is SSI 2 Inc.”

IN WITNESS WHEREOF, said SunGard Australia Acquisition Inc.

has caused this Certificate to be signed by

Lawrence A. Gross, it’s Vice President & Secretary on this 19th day of October, 1995.

Lawrence A. Gross,

By	Vice President & Secretary
(Title)

*	Any authorized officer or the Chairman or Vice-Chairman of the Board of Directors may execute this certificate.

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

ALL SOLUTIONS ACQUISITION INC.

The undersigned, being the duly elected Vice President and Secretary of All Solutions Acqusition Inc., a Delaware corporation (the “Corporation”) certifies that:

1. The resolutions set forth below (the “Resolutions”) regarding the amendment to the Certificate of Incorporation of the Corporation, were duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware by the Board of Directors and the Sole Stockholder of the Corporation by unanimous written consent dated October 18, 1995.

RESOLVED, that the Certificate of Incorporation of All Solutions Acquisition Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be read as follows:

“The name of the corporation is SunGard Australia Acquisition Inc.”

2. The Resolutions are in full force and effect as of this date and have not been modified, rescinded, revoked or superseded (in whole or in part).

3. The Resolutions do not conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Corporation.

4. The Secretary and each other officer of the Corporation is authorized to certify that these Resolutions have been duly adopted by the Board of Directors and the Sole Stockholder of the Corporation.

Dated: October 18, 1995

IN WITNESS WHEREOF, said All Solutions Acquisition Inc. has caused this certificate to be signed by Lawrence A. Gross, its Vice President and Secretary, this 18th day of October, 1995.

Lawrence A. Gross, Vice President and Secretary of All Solutions Acquisition Inc.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * *

AVAILABILITY SOLUTIONS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation adopted a resolution by the unanimous written consent of its members, filed with the minutes of the Board, proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of AVAILABILITY SOLUTIONS INC. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“1. The name of the corporation is SUNGARD FAME INC.”

SECOND: That in lieu of a meeting and vote of the sole stockholder, the stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the said Availability Solutions Inc. has caused this certificate to be executed by Michael J. Ruane, its President, this 25th day of November, 2003.

AVAILABILITY SOLUTIONS INC.

By:	/S/ Michael J. Ruane
Michael J. Ruane, President